                           OFFER TO PURCHASE FOR CASH
                         ALL OUTSTANDING COMMON SHARES
                                       OF

                COMPANIA BOLIVIANA DE ENERGIA ELECTRICA S.A. --
                         BOLIVIAN POWER COMPANY LIMITED
                AT A PURCHASE PRICE OF U.S. $20.00 NET PER SHARE
                                       BY

                             TOSLI ACQUISITION B.V.
                          A WHOLLY-OWNED SUBSIDIARY OF

                             TOSLI INVESTMENTS N.V.
                    THE PRINCIPAL SHAREHOLDER OF THE COMPANY

       THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 24, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                 August 26, 1999

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, as amended and supplemented, dated August 26, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") setting forth an offer by Tosli Acquisition B.V., a Netherlands private limited liability company (the "Purchaser"), a wholly-owned subsidiary of Tosli Investments N.V., a Netherlands public limited liability company ("Tosli"), to purchase all outstanding common shares of Compania Boliviana de Energia Electrica S.A. -- Bolivian Power Company Limited, a Nova Scotia corporation (the "Company"), without nominal or par value ("Shares"), at a price of U.S. $20.00 per Share, net to the seller in cash, without interest (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer. Also enclosed herewith is certain other material related to the Offer, including the Letter to Stockholders of the Company dated August 26, 1999, accompanied by the Company's Solicitation and Recommendation Statement on Schedule 14 D-9.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

     1. You may tender Shares as indicated in the attached Instruction Form.

     2. The Offer is extended for all Shares.

     3. THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE OFFER, DETERMINED THAT THE OFFER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS (THE "STOCKHOLDERS" OR THE "HOLDERS"), AND RECOMMENDS THAT THE STOCKHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

     4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on September 24, 1999, unless the Offer is extended. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf.

     5. The Offer is not conditioned on any minimum number of Shares being tendered. The Purchaser will accept all Shares validly tendered at the Offer Price, and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase), upon the terms and subject to the conditions of the Offer. See
Section 1 of the Offer to Purchase. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase. See Section 13 of the Offer to Purchase.

     6. As described in the Offer to Purchase, if at the Expiration Date it is determined that valid tenders representing at least 90% of the number of non-affiliate Shares outstanding on a fully-diluted basis have been or are likely to be received and accepted, the Purchaser in its sole discretion may extend the Offer. If 90% of such non-affiliate Shares are tendered and accepted, the Purchaser intends to extend the period of time for which the Offer is open for an additional three months, Tosli, which owns 4,030,762 Shares (96.6% of the currently outstanding shares), intends to tender all of its Shares, and in the event Tosli tenders its Shares, all Shares not tendered will be purchased pursuant to Nova Scotia law, at the Offer Price.

     7. If at the Expiration Date, valid tenders have been accepted to reduce the number of record stockholders of the Company (the "Stockholders" or the "Holders") to less than 300, the Company intends to deregister the Shares with the United States Securities and Exchange Commission (the "Commission"), and cease filing reports and other information which the Company is currently required to file with the Commission under the requirements of the Securities Exchange Act of 1934, as amended.

     8. Tendering Stockholders who hold Shares in their own name(s) will not be charged brokerage fees or, except as set forth on Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer and sale of Shares pursuant to the Offer.

     If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION OF THE OFFER.

     The Offer is being made to all Stockholders. The Purchaser is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Purchaser becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the Purchaser will make a good faith effort to comply with such law. If, after such good faith effort, the Purchaser cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the Stockholders residing in such jurisdiction.

                                INSTRUCTION FORM

                 WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                         ALL OUTSTANDING COMMON SHARES
                                       OF
                COMPANIA BOLIVIANA DE ENERGIA ELECTRICA S.A. --
                         BOLIVIAN POWER COMPANY LIMITED
                                       BY
                             TOSLI ACQUISITION B.V.
                              AT AN OFFER PRICE OF
                           U.S. $20.00 NET PER SHARE

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, as amended and supplemented, dated August 26, 1999, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Tosli Acquisition B.V., a Netherlands private limited liability company (the "Purchaser") to purchase all outstanding common shares of Compania Boliviana de Energia Electrica S.A. -- Bolivian Power Company Limited, a Nova Scotia corporation, without nominal or par value (the "Shares"), at a price of U.S. $20.00 per share, without interest, net to the undersigned in cash, upon the terms and subject to the terms and conditions of the Offer.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, at the price per Share indicated above, upon the terms and subject to the conditions set forth in the Offer.

                                SHARES TENDERED

[ ] By checking this box, the undersigned hereby instructs us to tender the following number of Shares held by us for the account of the undersigned, at the Offer Price per Share indicated above:

                                ________ Shares*

---------------
* The undersigned understands and agrees that all Shares held by us for the account of the undersigned will be tendered if the above box is checked and the space above is left blank.

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                                        SIGN HERE

Dated: August 26, 1999                    --------------------------------------

                                          --------------------------------------
                                          Signature(s)

                                          Name

                                              ----------------------------------
                                                        (please print)

                                          Address

                                               ---------------------------------

                                          --------------------------------------
                                                      (please print)

                                          --------------------------------------
                                          Area Code and Telephone Number(s)

                                          --------------------------------------
                                          Security or Taxpayer ID No.